Exhibit 31.2
Certification of Chief Financial Officer
Pursuant to
Exchange Act Rules 13a-14(a) and 15d-14(a)
As Adopted Pursuant to
Section 302 of The Sarbanes-Oxley Act of 2002

I, Richard K Brock, certify that:

1. I have reviewed this Annual Report on Form 10-KSB of Professional Lease Management Income Fund I, L.L.C. Liquidating Trust (the Trust);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, net assets in liquidation and statements of changes in net assets in liquidation of the Trust as of, and for, the periods presented in this report;

4. The Trust’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e); and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f), for the Trust and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Trust, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the Trust’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the Trust’s internal control over financial reporting that occurred during the Trust’s most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting; and

5. The Trust’s other certifying officer and I have disclosed in this report based on our most recent evaluation of internal control over financial reporting:

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Trust’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Trust’s internal control over financial reporting.

Date: March 27, 2007                   By: /s/ Richard K Brock
         Richard K Brock
         Chief Financial Officer
         (Principal Financial Officer)

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